Registration No. 333-
   ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                                     38-0549190
(State or other jurisdiction of             (I.R.S. Employee Identification No.)
incorporation or organization)

       One American Road
       Dearborn, Michigan                              48126-1899
(Address of principal executive offices)               (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                               P. O. Box 1899 One
                                  American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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
========================== ======================== ======================== ======================== =======================
                                                                                    Proposed
        Title of                                           Proposed                 maximum
    securities to be            Amount to be           maximum offering        aggregate offering          Amount of
       registered              registered (a)         price per share (b)           price (c)          registration fee (d)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    612,646 (a)               $9.63 (b)            $5,899,780.98 (c)          $477.29 (d)
$.01 par value                     shares
========================== ======================== ======================== ======================== =======================
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(a)  The number of shares being registered includes 612,646 shares of Common
     Stock of the Company.
(b)  Based on the market price of Common Stock of the Company on May 23, 2003, in accordance with Rule 457(c) under the Securities Act of 1933.
(c)  This amount is the assumed aggregate offering price of 612,646 shares of
     Common Stock being registered, based on the market price of the Common
     Stock of the Company on May 23, 2003, in accordance with Rule 457(c) under the Securities Act of 1933.
(d)  This amount is based on the proposed maximum aggregate offering price of
     $5,899,780.98. See note (c).

                          1998 Long-Term Incentive Plan
                             -----------------------


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The  contents  of  Registration   Statement  Nos.  333-104064,   333-87990,
333-57598,  333-37542,  333-70447  and  333-52399  are  incorporated  herein  by reference.


Item 8. Exhibits.


Exhibit 4.1     -       Ford Motor Company 1998 Long-Term Incentive Plan, as
                        amended and restated as of January 1, 2003.  Filed as
                        Exhibit 10-R to Ford's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

Exhibit 5       -       Opinion of Kathryn S. Lamping, an Assistant Secretary
                        and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                        Filed with this Registration Statement.

Exhibit 15      -       Letter from Independent Certified Public Accountants
                        regarding unaudited interim financial information.
                        Filed with this Registration Statement.

Exhibit 23      -       Consent of Independent Certified Public Accountants.
                        Filed with this Registration Statement.

Exhibit 24.1    -       Powers of Attorney authorizing signature.  Filed with
                        this Registration Statement.

Exhibit 24.2    -       Certified resolutions of Board of Directors authorizing
                        signature pursuant to a power of attorney. Filed with this Registration Statement.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 30th day of May, 2003.



                               FORD MOTOR COMPANY

                               By:   William Clay Ford, Jr.*
                                  ------------------------------
                                    (William Clay Ford, Jr.)
                                   Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


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


         Signature                                         Title                            Date
         ---------                                         -----                            ----

     William Clay Ford, Jr.*                    Director, Chairman of the Board
-------------------------------                 and Chief Executive Officer and
    (William Clay Ford, Jr.)                    Chair of the Environmental and
                                                Public Policy Committee
                                                (principal executive officer)

      John R. H. Bond*                          Director
-------------------------------
     (John R. H. Bond)


     Edsel B. Ford II*                          Director                                May 30, 2003
-------------------------------
    (Edsel B. Ford II)


       William Clay Ford*                       Director
-------------------------------
      (William Clay Ford)


    Irvine O. Hockaday, Jr.*                    Director and
-------------------------------                 Chair of the
   (Irvine O. Hockaday, Jr.)                    Audit Committee

         Signature                                         Title                            Date
         ---------                                         -----                            ----


       Marie-Josee Kravis*                      Director and Chair of the
-------------------------------                 Compensation Committee
      (Marie-Josee Kravis)


     Richard A. Manoogian*                      Director
-------------------------------
    (Richard A. Manoogian)


      Ellen R. Marram*                          Director and Chair of the
-------------------------------                 Nominating and Governance
     (Ellen R. Marram)                          Committee



       Homer A Neal*                            Director                                May 30, 2003
-------------------------------
      (Homer A. Neal)


       Jorma Ollila*                            Director
-------------------------------
      (Jorma Ollila)


      Carl E. Reichardt*                        Director, Chair of
-------------------------------                 the Finance Committee
     (Carl E. Reichardt)                        and Vice Chairman


      Robert E. Rubin*                          Director
-------------------------------
     (Robert E. Rubin)


     Nicholas V. Scheele*                       Director and President and
-------------------------------                 Chief Operating Officer
    (Nicholas V. Scheele)


       John L. Thornton*                        Director
-------------------------------
      (John L. Thornton)

       Allan D. Gilmour*                        Vice Chairman and
-------------------------------                 Chief Financial Officer
      (Allan D. Gilmour)                        (principal financial officer)


      Donat R.  Leclair*                        Vice President and Controller           May 30, 2003
-------------------------------                 (principal accounting officer)
     (Donat R.  Leclair)



*By: /s/K. S. Lamping
   ---------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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
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
                                  EXHIBIT INDEX

                                                                                       Sequential Page
                                                                                        at Which Found
                                                                                       (or Incorporated
                                                                                        by Reference)
                                                                                        ------------
Exhibit 4.1     -       Ford Motor Company 1998 Long-Term Incentive Plan, as
                        amended and restated as of January 1, 2003.  Filed as
                        Exhibit 10-R to Ford's Annual Report on Form 10-K for
                        the year ended December 31, 2002 and incorporated
                        herein by reference.

Exhibit 5       -       Opinion of Kathryn S. Lamping, an Assistant Secretary
                        and Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.
                        Filed with this Registration Statement.

Exhibit 15      -       Letter from Independent Certified Public Accountants
                        regarding unaudited interim financial information.
                        Filed with this Registration Statement.

Exhibit 23      -       Consent of Independent Certified Public Accountants.
                        Filed with this Registration Statement.

Exhibit 24.1    -       Powers of Attorney authorizing signature.  Filed with
                        this Registration Statement.

Exhibit 24.2    -       Certified resolutions of Board of Directors authorizing
                        signature pursuant to a power of attorney. Filed with this Registration Statement.
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